Exhibit 16.1 Letter from Malone & Bailey, PLLC pursuant to Item 304(a)(3) of
Regulation S-B

                             Malone & Bailey, PLLC
                        5444 Westheimer Rd., Suite 2080
                               Houston, TX 77056

September 23, 2003

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:     Innovative Designs, Inc.

Gentlemen,

We have read paragraphs 1 - 3 of Item 4 included in the Form 8-K dated September
23, 2003 and are in agreement with the statements contained in paragraphs 1(i),
1(ii), 1(iv) and 3, and have no basis to agree or disagree with paragraphs
1(iii) and 2.

Sincerely,

/s/Malone & Bailey, PLLC

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas